                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                              Home Depot, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------
[ ]  Fee paid previously with preliminary materials:

     ---------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                                PROXY STATEMENT
                                 AND NOTICE OF
                                      2000
                                     ANNUAL
                                 STOCKHOLDERS
                                    MEETING



                         [THE HOME DEPOT (R) LOGO]

                 NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS



TIME:                      10:00 a.m. on Wednesday, May 31, 2000

PLACE:                     Cobb Galleria Centre
                           2 Galleria Parkway
                           Atlanta, Georgia 30339


ITEMS OF BUSINESS:         (1)  To elect two directors.


                           (2) To amend the Certificate of Incorporation to increase the number of authorized shares of common stock.

                           (3) To amend the Certificate of Incorporation to eliminate the classification of the Board of Directors effective in 2001.

                           (4) To transact other business properly coming before the meeting, including the consideration of two stockholder proposals.

WHO CAN VOTE:              You can vote if you were a stockholder of record on
                           April 3, 2000.

ANNUAL REPORT:             A copy of our 1999 Annual Report is enclosed.

DATE OF MAILING:           This notice and the proxy statement are first being
                           mailed to stockholders on or about April 24, 2000.


                       By Order of the Board of Directors
                          Lawrence A. Smith, Secretary

                                [HOME DEPOT LOGO]




To our Stockholders:

It is our pleasure to invite you to attend our 2000 Annual Meeting of Stockholders, which will be held this year on Wednesday, May 31, 2000, at the Cobb Galleria Centre in Atlanta, Georgia. The meeting will start at 10:00 a.m. local time.


On the ballot at this year's meeting are company proposals (1) for the election of two directors, (2) to increase the number of authorized shares of stock and (3) to eliminate the classification of the Board of Directors effective in 2001. Additionally, you will vote on two stockholder proposals. We also look forward to answering your questions at the meeting in the manner discussed in the proxy statement. If you will need special assistance at the meeting because of a disability, please contact Kevin Herron at 770-384-3226. We will provide an interpreter for the hearing impaired.

PLEASE NOTE THAT YOU WILL NEED TO SHOW THAT YOU ARE A STOCKHOLDER OF HOME DEPOT TO ATTEND THE ANNUAL MEETING. If your shares are registered in your name, your admission card is attached to your proxy card, and you will need to bring this card with you to the meeting. If your shares are in the name of your broker or bank or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement, and valid picture identification. IF YOU DO NOT HAVE EITHER AN ADMISSION CARD OR PROOF THAT YOU OWN HOME DEPOT STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.


We are continuing to offer you the option to receive future proxy materials electronically through the Internet. You can sign up by following the simple instructions contained in this mailing. Receiving future annual reports and proxy statements through the Internet will be simpler for you, will save your company money and is friendlier to the environment. If you have a computer with Internet access, we hope you will follow the instructions and sign up.

Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy by phone, by Internet or by completing, signing and returning the enclosed proxy card.

Thank you for your support.

Sincerely,


/s/ Arthur M. Blank                 /s/ Bernard Marcus
Arthur M. Blank                     Bernard Marcus
President and CEO                   Chairman of the Board of Directors

                               ABOUT THE MEETING

WHAT AM I VOTING ON?

You will be voting on the following:


-  To elect two directors;

-  To increase the number of shares of authorized common stock;
-  To eliminate the classification of the Board of Directors effective in 2001;
   and

-  To consider two stockholder proposals.


WHO IS ENTITLED TO VOTE?


You may vote if you owned stock as of the close of business on April 3, 2000. Each share of common stock is entitled to one vote. As of April 3, 2000, we had 2,308,809,562 shares of common stock outstanding.


HOW DO I VOTE BEFORE THE MEETING?

You have three voting options:

- Over the Internet, which we encourage if you have Internet access, at the address shown on your proxy card;
-  By telephone through the number shown on your proxy card; or
-  By mail by completing, signing and returning the enclosed proxy card.

If you hold your shares in the name of a bank or broker, whether you can vote by telephone or the Internet depends on their voting processes. Please follow the directions on your proxy card carefully.

CAN I VOTE AT THE MEETING?

You may vote your shares at the meeting if you attend in person. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote by proxy through the Internet, by telephone or by mail.

CAN I CHANGE MY MIND AFTER I VOTE?


You may change your vote at any time before the polls close at the meeting. You may do this by (1) signing another proxy with a later date and returning it to us prior to the meeting, (2) voting again by telephone or over the Internet prior to 10:00 a.m. on May 31, 2000 or (3) voting again at the meeting.


WHAT IF I RETURN MY PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?


Proxies that are signed and returned but do not contain instructions will be voted (1) FOR the election of the nominee directors named on page 3 of this proxy statement, (2) FOR the increase in the number of authorized shares, (3) FOR the elimination of the classification of the Board effective in 2001 and
(4) AGAINST each of the two stockholder proposals.


HOW DO I VOTE IF I PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN?

The proxy card you have received includes your dividend reinvestment plan shares. You may vote your shares through the Internet, by telephone or by mail, all as described on the enclosed proxy card.

HOW DO I VOTE IF I PARTICIPATE IN THE FUTUREBUILDER PLAN FOR HOME DEPOT ASSOCIATES?

Shares credited to your FutureBuilder account are included on your proxy card. You may vote your shares by Internet, telephone or mail, all as described on the enclosed proxy card. If you do not vote, the shares credited to your account will be voted by the trustee in the same proportion that it votes shares in other accounts for which it did receive timely instructions. If you also own stock in your own name and not through a broker, your proxy card includes both your stock holdings and your plan interests.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Fleet National Bank, which may be reached at 1-800-577-0177.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Brokerage firms have the authority under the New York Stock Exchange rules to vote customers' unvoted shares, which are referred to as "broker non-votes," on certain "routine" matters, including the election of directors. Shares represented by broker non-votes are counted for purposes of establishing a quorum. At our meeting, shares represented by broker non-votes will be counted as voted by the brokerage firm in the election of directors, but will not be counted for all other matters to be voted on because these other matters are not considered "routine" under the applicable rules. If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy.

HOW CAN I ATTEND THE MEETING?


The annual meeting is open to all holders of Home Depot common stock. To attend the meeting, you will need to bring evidence of your stock ownership. If your shares are registered in your name, your admission card is attached to your proxy card, and you will need to bring it with you to the meeting. If your shares are in the name of your broker or bank or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage statement, and valid picture identification. For directions to the annual meeting, please call our Investor Relations department at 770-384-3049. IF YOU DO NOT HAVE EITHER AN ADMISSION CARD OR PROOF THAT YOU OWN HOME DEPOT STOCK, YOU MAY NOT BE ADMITTED INTO THE MEETING.


MAY STOCKHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. Representatives of the Company will answer stockholders' questions of general interest at the end of the meeting. In order to give a greater number of stockholders an opportunity to ask questions, individuals or groups will be allowed to ask only one question and no repetitive or follow-up questions will be permitted.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of April 3, 2000, must be present in person or by proxy at the meeting. This is referred to as a quorum.

HOW MANY VOTES ARE NEEDED TO ELECT DIRECTORS?


The two nominees receiving the highest number of "Yes" votes will be elected as directors. This number is called a plurality. Shares not voted, whether by marking "Abstain" on your proxy card, by broker non-vote (which is described above), or otherwise, will have no impact on the election of directors. Unless a properly executed proxy card is marked "Withhold Authority," the proxy given will be voted "For" the two nominees for director.



HOW MANY VOTES ARE NEEDED TO APPROVE THE INCREASE IN THE NUMBER OF AUTHORIZED SHARES AND THE ELIMINATION OF THE CLASSIFICATION OF THE BOARD EFFECTIVE IN 2001?

Each of the proposals to amend the Certificate of Incorporation will be considered separately. Both the amendment of the Certificate of Incorporation to increase the number of authorized shares and to eliminate the classification of the Board effective in 2001 must receive the "Yes" vote of a majority of our outstanding shares of common stock as of April 3, 2000. A properly executed proxy card marked "Abstain" with respect to these proposals will not be voted. Accordingly, abstentions will have the effect of a vote "Against" these proposals.

HOW MANY VOTES ARE NEEDED TO APPROVE THIS YEAR'S STOCKHOLDER PROPOSALS?

Each stockholder proposal will be considered separately. A proposal must receive the "Yes" vote of a majority of the shares present at the meeting in order to be approved. A properly executed proxy card marked "Abstain" with respect to these proposals will not be voted. Accordingly, abstentions will have the effect of a vote "Against" these proposals.


CAN MY SHARES BE VOTED ON MATTERS OTHER THAN THOSE DESCRIBED IN THIS PROXY STATEMENT?

Yes. The Company has not received proper notice of, and is not aware of, any business to be transacted at the meeting other than as indicated in this proxy statement. If any other item or proposal properly comes before the meeting, the proxies received will be voted in accordance with the discretion of the proxy holders.


ARE DISSENTERS' RIGHTS APPLICABLE TO ANY OF THE PROPOSALS?

No, dissenters' rights do not apply to any of the proposals.

                 ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES




WHO ARE THIS YEAR'S NOMINEES?
The directors standing for election this year are:

FRANK BORMAN, 72, Director since 1983
-  Retired U.S. Air Force Colonel
- Retired as Chairman of the Board and Chief Executive Officer of Eastern Air Lines, Inc. in 1986
-  President of Borman Motor Company since 1986
-  President and Chief Executive Officer of Patlex Corporation since 1988
-  Chairman of the Board of DBT Online, Inc. since 1996
-  Member of the Board of American Superconductor Corporation

BERRY R. COX, 46, Director since 1978
- Chairman of Berry R. Cox, Inc., a private investment company with interests in oil and gas, real estate and both public and private equities worldwide, for over 20 years





WE RECOMMEND THAT YOU VOTE FOR THE ELECTION OF THESE DIRECTORS


HOW LONG WITH THESE NOMINEES SERVE?
If the proposal to eliminate classification of the Board of Directors effective in 2001 is approved, each nominee would hold office until the 2001 annual meeting of stockholders and until his successor is elected. If that proposal is not approved, each nominee would hold office until the 2003 annual meeting of stockholders and until his successor is elected.

WILL THERE BE A VACANCY IN THIS CLASS OF THE BOARD?
Yes. Ronald M. Brill, Chief Administrative Officer and a director of the Company, is not standing for reelection and will be retiring from the Board as of the annual meeting. This will result in our having a vacancy on the Board. Under the terms of our Certificate of Incorporation, any vacancy on the Board may be filled by a majority vote of the directors then in office. The Company has begun a search for another director.


WHO ARE THE DIRECTORS WHO WILL CONTINUE TO SERVE?
The incumbent directors whose current terms will expire in 2001 are:

ARTHUR M. BLANK, 57, Director since 1978
- Co-founder of The Home Depot and President and Chief Executive Officer since 1997
- President and Chief Operating Officer of The Home Depot from inception through 1997
-  Member of the Board of:
     -  Carter Center, Inc.
     -  Cox Enterprises, Inc.
     -  Post Properties, Inc.
     -  Emory University
     -  North Carolina Outward Bound School
- Trustee of The Arthur M. Blank Charitable Trusts and The Arthur M. Blank Family Foundation

MILLEDGE A. HART, III, 66, Director since 1978
- Member of the Board since 1985 and Chairman since 1997 of DocuCorp International, Inc.
-  Chairman of the Board of:
     - Hart Group, Inc., a private management service and investment company, since 1988
     -  Rmax, Inc., an insulation manufacturing company, since 1978
     -  Axon, Inc., a residential/commercial service company from 1982 through
        1999
- Member of the Board of Trustees and Chairman of the Investment Committee of Southern Methodist University

M. FAYE WILSON, 62, Director since 1992
-  Senior Vice President, Value Initiatives of The Home Depot since 1998
-  Executive Vice President of Bank of America NT&SA from 1992 through 1998
-  Chairman, Security Pacific Financial Services, Inc. from 1992 through 1998
-  Member of the Board of:


   -  Acsys, Inc.
   -  Farmers Insurance Group
   -  Big Brothers Big Sisters
   -  Duke University Trinity Board
   -  Neurosciences Research Institute
   -  San Diego Opera

WILLIAM S. DAVILA, 68, Director since 1999
-  President Emeritus of Vons Companies, Inc. from 1993 through 1999
-  Member of the Board of:
   -  Hormel Foods Co.
   -  Pacific Gas & Electric Co.
   -  Wells Fargo & Company
-  Foundation Director of:
   -  Santa Maria Hospital, Los Angeles, California
   -  Methodist Hospital, Arcadia, California

                              DIRECTOR BIOGRAPHIES


The following are incumbent directors whose terms are currently scheduled to expire in 2002. If the proposal to eliminate classification of the Board of Directors effective in 2001 is approved, these directors have agreed that their terms will expire in 2001; otherwise, their terms will continue until 2002.


BERNARD MARCUS, 70, Director since 1978
-  Co-founder of The Home Depot and Chairman of the Board since inception
-  Member of the Board of:
     -  DBT Online, Inc.
     -  National Service Industries, Inc.
     -  Westfield America, Inc.
     -  Kennedy Krieger Institute
     -  The National Foundation for the Centers for Disease Control and
        Prevention
     -  The Marcus Center, Inc.
     -  The City of Hope
-  Member of the Advisory Board and the Board of Directors of the Shepherd
   Center

BONNIE G. HILL, 58, Director since 1999
- Vice President of The Times Mirror Company, a newspaper and publishing company, since 1997
-  President and Chief Executive Officer of The Times Mirror Foundation since
   1997
- Senior Vice President, Communications and Public Affairs of the Los Angeles Times since 1998
-  Chair, Securities and Exchange Commission's Consumer Affairs Advisory Board
- Dean of McIntire School of Commerce at the University of Virginia from 1993 through 1996
-  Member of the Board of:
   -  AK Steel Holding Corp.
   -  Hershey Foods Corp.
   -  Niagara-Mohawk Holdings, Inc.
   -  Hollywood Entertainment Museum
   -  Pomona College


KENNETH G. LANGONE, 64, Director since 1978
-  Co-founder of The Home Depot
-  Lead Director of The Home Depot since 1998
- Chairman of the Board, Chief Executive Officer and President of Invemed Associates, Inc., an investment banking and brokerage firm for more than five years
-  Member of the Board of:
     -  DBT Online, Inc.
     -  General Electric Company
     -  Tricon Global Restaurants, Inc.
     -  Unifi, Inc.
     -  Cancer Research Fund of the Damon
        Runyon-Walter Winchell Foundation
     -  The Children's Oncology Society of New York
     -  New York Philharmonic
     -  The New York Stock Exchange, Inc.
     -  New York University and New York University School of Medicine
     -  New York University Leonard Stern School of Business
     -  Robin Hood Foundation


JOHN L. CLENDENIN, 65, Director since 1996
- Retired as Chairman in 1997 and as President and Chief Executive Officer in 1996 of BellSouth Corporation
-  Member of the Board of:
     -  Coca-Cola Enterprises Inc.
     -  Equifax Inc.
     -  The Kroger Co.
     -  Nabisco Group Holdings Corp.
     -  Nabisco Holdings Corp.
     -  National Service Industries Inc.
     -  Powerwave Technologies Inc.
     -  Springs Industries Inc.
     -  Wachovia Corporation
-  Past Chairman/President of:
     -  The Committee for Economic Development
     -  Junior Achievement
     -  The Boy Scouts of America

                         BOARD OF DIRECTORS INFORMATION

WHAT IS THE MAKEUP OF THE BOARD OF DIRECTORS?


Our Board of Directors currently has 11 members. Ronald M. Brill, a director of the Company since 1987, is not standing for reelection and will be retiring from the Board as of the annual meeting. This will result in our having a vacancy on the Board. Under the terms of our Certificate of Incorporation, any vacancy on the Board may be filled by a majority vote of the directors then in office. The Company has begun a search for another director.


IS THE BOARD CURRENTLY DIVIDED INTO CLASSES?

The directors are currently divided into three classes, with each class serving for a three-year period. The stockholders elect approximately one-third of the members of the Board of Directors each year. If the proposal to eliminate the classification of the Board is approved by the stockholders, each director will stand for election every year beginning in 2001. Those directors elected to serve until 2002 or 2003 have agreed that their terms will expire in 2001 if the classification of directors is eliminated.



WHAT IF A NOMINEE IS UNWILLING OR UNABLE TO SERVE?


That is not expected to occur. If it does, proxies will be voted for a substitute nominated by the Board of Directors or the Board may reduce the number of directors.



HOW ARE DIRECTORS COMPENSATED?

Each director who is not an employee of The Home Depot receives $40,000 each year, $10,000 of which is in the form of restricted shares of our common stock. Directors may elect to receive all or any portion of their cash compensation in additional shares of restricted stock. These directors also receive $1,000 for each meeting they attend other than by telephone and are reimbursed for reasonable expenses in attending meetings. Directors who are also employees of The Home Depot are not separately compensated for their services as directors.


WHAT DOES THE LEAD DIRECTOR DO?

The Lead Director helps the Chairman of the Board develop the agenda for Board meetings and reviews the Board's governance procedures and policies. The Lead Director is also the Chairman of the Nominating and Corporate Governance Committee and chairs any meetings of outside directors. The Lead Director is elected by the Board of Directors for a three-year term. Mr. Langone was elected as the first Lead Director in 1998.

HOW OFTEN DID THE BOARD MEET IN FISCAL 1999?

The Board of Directors met four times during fiscal 1999. Each director attended at least 75% of the meetings of the board and of the committees of which they were members.

WHAT ARE THE COMMITTEES OF THE BOARD?

Our Board of Directors has the following committees:

---------------------------------------------------------------------------------------------------------------------
  Name of Committee and Members                   Functions of the Committee                            Number of
  -----------------------------                   --------------------------                        Meetings/Consent
                                                                                                    Actions in Fiscal
                                                                                                           1999
                                                                                                           ----
---------------------------------------------------------------------------------------------------------------------
EXECUTIVE:                               -     Exercises the authority of the full Board
  Bernard Marcus, Chair                        between Board meetings                                        8
  Arthur M. Blank
  Kenneth G. Langone
---------------------------------------------------------------------------------------------------------------------
AUDIT:                                   -     Oversees auditing procedures
  Berry R. Cox, Chair                    -     Receives and accepts the report of independent
  Frank Borman                                 auditors                                                      4
  Milledge A. Hart, III                  -     Oversees internal  systems of accounting and
  William S. Davila                            management control
  John L. Clendenin                      -     Makes recommendations regarding  the
                                               selection of independent auditors
---------------------------------------------------------------------------------------------------------------------
STOCK OPTION:                            -     Administers stock incentive plans
  Bernard Marcus, Chair                  -     Makes grants of stock awards to associates                    6
  Arthur M. Blank                              pursuant to stock incentive plans
  Kenneth G. Langone
---------------------------------------------------------------------------------------------------------------------
COMPENSATION:                            -     Reviews and recommends compensation of
  Frank Borman, Chair                          directors and executive officers                              4
  John L. Clendenin                      -     Makes grants of stock awards to officers
  Berry R. Cox                                 pursuant to stock incentive plans
  William S. Davila
---------------------------------------------------------------------------------------------------------------------
NOMINATING AND CORPORATE GOVERNANCE:     -     Makes recommendations for nominees for
  Kenneth G. Langone, Chair                    director                                                      7
  John L. Clendenin                      -     Reviews and  monitors activities of Board
  Milledge A. Hart, III                        members
  Bonnie G. Hill                         -     Develops, sets  and  maintains corporate
                                               governance standards
---------------------------------------------------------------------------------------------------------------------
HUMAN RESOURCES:                         -     Reviews and recommends policies, practices
  M. Faye Wilson, Chair                        and procedures concerning employment-                         4
  Bonnie G. Hill                               related matters
  Kenneth A. Langone
---------------------------------------------------------------------------------------------------------------------

                             PROPOSED AMENDMENT TO
                           INCREASE AUTHORIZED SHARES
                           (Item 2 on the proxy card)

WHAT AM I VOTING ON?

A proposal to amend our Certificate of Incorporation to increase the number of authorized shares of our common stock from 5,000,000,000 shares to 10,000,000,000 shares.

WHAT IS AUTHORIZED STOCK?

Our Certificate of Incorporation establishes the maximum number of shares of common stock that we may issue without obtaining additional stockholder approval. This is called authorized stock.

WHAT IS THE DIFFERENCE BETWEEN AUTHORIZED STOCK AND ISSUED STOCK?

Shares that have already been issued are referred to as "issued" or "issued and outstanding." The difference between the total number of authorized shares and the number of issued shares is the number of shares that the Company may issue in the future without amending the Certificate of Incorporation. Delaware law and the rules and regulations of the New York Stock Exchange may require stockholder approval of issuances under certain circumstances.


For example, as of April 3, 2000, we had 5,000,000,000 shares authorized and 2,308,809,562 shares issued. As a result, the Company could have issued an additional 2,691,190,438 shares. If the amendment to the Certificate of Incorporation had been adopted prior to that date, the Company could have issued an additional 5,000,000,000 shares, for a total of 7,691,190,438 shares available for issuance. In the interest of simplicity, in this example we have ignored shares reserved for issuance upon exercise of stock options, under our other employee benefit plans and for other purposes.


WHAT RIGHTS WILL THE NEW AUTHORIZED SHARES HAVE?

If approved, the additional shares of common stock will have the same voting and other rights as all other shares of our common stock.

COULD THE AUTHORIZATION OF ADDITIONAL SHARES HAVE ANY ADVERSE EFFECT ON THE COMPANY'S STOCKHOLDERS?

Future issuances of shares of common stock or securities convertible into common stock would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders. In addition, the availability of additional shares of common stock for issuance could discourage or make more difficult efforts to obtain control of the Company.

WHY DOES THE BOARD WANT TO INCREASE THE AUTHORIZED STOCK?

The larger we become, the greater our need for capitalization. Although we have no current plans to issue any of the additional shares, increasing the number of authorized shares will permit us to meet future business and financial needs, as well as permit stock splits and stock dividends should we determine that they are advisable in the future.

WHEN WOULD THIS AMENDMENT BECOME EFFECTIVE?

The Board of Directors has unanimously authorized this amendment and voted to recommend it to the Company's stockholders. If approved by the stockholders, the amendment will become effective upon filing an appropriate certificate with the Delaware Secretary of State.




                         WE RECOMMEND THAT YOU VOTE FOR
                          THE ADOPTION OF THIS PROPOSAL

                              PROPOSED AMENDMENT TO
                        DECLASSIFY THE BOARD OF DIRECTORS
                           (Item 3 on the proxy card)


WHAT AM I VOTING ON?

A proposal to amend our Certificate of Incorporation to eliminate the classification of the Board of Directors effective in 2001.


WHAT DOES IT MEAN FOR OUR BOARD TO BE CLASSIFIED?

Our Board is currently divided into three classes, as nearly equal in size as possible. Each class serves for a term of three years and only one class stands for election each year.

WHAT DIFFERENCE WOULD ELIMINATING THE CLASSES OF THE BOARD MAKE?

If the classes of the Board are eliminated, each director would stand for election every year, rather than once every three years. The Board has determined that the elimination of classes of the Board should become effective beginning with the annual meeting of stockholders in 2001. If this proposal is approved by the stockholders, the terms of all directors, including those who were elected to serve until 2002 or 2003, will end at the annual meeting of stockholders in 2001, and all directors elected at each annual meeting will be elected for one-year terms.

WHAT WOULD HAPPEN IF THE PROPOSAL TO AMEND OUR CERTIFICATE OF INCORPORATION IS NOT APPROVED?

Our Board will remain classified, and the nominees elected at this year's annual meeting would hold office until the 2003 annual meeting.

WHY DOES THE COMPANY WANT TO ELIMINATE THE CLASSES?

We believe that it is in the best interests of The Home Depot and our stockholders to eliminate the classified Board so that stockholders elect all directors annually. The amendment to the Certificate of Incorporation will allow stockholders to review and express their opinions on the performance of all directors each year. Because there is no limit to the number of terms an individual may serve, the continuity and stability of the Board's membership and our policies and long-term strategic planning should not be affected.

WHAT CHANGES WOULD BE MADE IN OUR CERTIFICATE OF INCORPORATION?

The proposed amendment to the Certificate of Incorporation will result in the deletion of paragraphs 1, 2, 6, 7 and 8 of ARTICLE SIXTH of the Certificate of Incorporation regarding classification of the Board and amendment of ARTICLE SIXTH and the addition of the following paragraphs:

1. The business and affairs of the Company shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than fifteen directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors.

2. The term of each director will expire at the annual meeting of the stockholders held in 2001. At each annual meeting of the stockholders beginning with 2001, each director shall be elected for a one-year term. Each director shall hold office until the next annual meeting and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

WHEN WOULD THIS AMENDMENT BECOME EFFECTIVE?

The Board of Directors has unanimously authorized this amendment and voted to recommend it to the Company's stockholders. If approved by the stockholders, the amendment will become effective upon filing an appropriate certificate with the Delaware Secretary of State.







                         WE RECOMMEND THAT YOU VOTE FOR
                          THE ADOPTION OF THIS PROPOSAL

                             STOCKHOLDER PROPOSAL A
                           (Item 4 on the proxy card)

We have been notified that this proposal will be presented for consideration at the meeting:

          Equal employment opportunity is a key issue for many shareholders. The 1995 bipartisan Glass Ceiling Commission Study explains that a positive diversity record has a positive impact on the bottom line. Yet while women and minorities comprise 57% of the U.S. workforce, the Commission found that they represent only 3% of the executive management positions.


          Workplace discrimination has created a significant burden for shareholders due to the high cost of litigation, potential loss of government contracts, and the financial consequences of a damaged corporate image resulting from discrimination allegations. In several instances, including at Home Depot, the financial impact on shareholders has exceeded $100 million to settle discrimination lawsuits.


          More than 150 major U.S. corporations now provide complete information on workforce diversity in public reports to their shareholders. Examples are Disney, Intel, K-Mart, May Department Stores, Merck, Monsanto, Sears, and Texaco. These companies and others provide reports describing diversity progress, challenges and detailed statistics. Often companies include this information in their annual reports.

          RESOLVED: Shareholders request that the Board expand Home Depot's annual Social Responsibility Report, at reasonable cost and omitting confidential information, to be made available to shareholders and employees by October 2000, to include:

     1. A chart identifying the number and percentage of employees by gender and race in each of the nine Equal Employment Opportunity Commission defined job categories for 1999, 1998 and 1997.

     2. A summary of policies and initiatives to advance equal opportunity for women and minorities into sales, managerial positions and other job classifications where they are found to be underutilized.

     3. A report on any material litigation in which Home Depot is involved concerning race, gender or the physically challenged.

SUPPORTING STATEMENT

          Over a dozen concerned institutional investors have filed this resolution urging Home Depot to be completely and publicly accountable for its efforts to achieve a discrimination-free workplace. Our investor coalition represents religious institutions, investment managers, mutual funds, as well as other organizations.

          We congratulate Home Depot for taking an important step toward public accountability by including selected diversity data in its 1998 Social Responsibility Report. The information gives a broad picture of Home Depot's progress in meeting its diversity goals. But just as the Financial Accounting Standards Board sets the standards on how to report financial data, there are standards set forth by the Equal Employment Opportunity Commission (EEOC) on how to report diversity data. The data provided by Home Depot draw selectively from the job, gender and racial classifications that the EEOC has established, and in so doing, the report denies investors an adequate understanding of Home Depot's progress. Since the company already collects the data in the EEOC format, it would not be burdensome to include this information in its Social Responsibility Report.

          We believe Home Depot aspires to real leadership on this issue and that it is making meaningful progress toward that end. Full disclosure is a powerful incentive for companies to achieve their equal opportunity objectives. Such accountability symbolizes management's strong dedication to a diverse workforce.

 Promptly upon receipt of an oral or written request, we will provide you with the name and address of each proponent and the number of shares of stock held by each proponent.

                   COMPANY RESPONSE TO STOCKHOLDER PROPOSAL A

WHAT IS THE RECOMMENDATION OF THE COMPANY?

THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

HAS THIS STOCKHOLDER PROPOSAL BEEN SUBMITTED BEFORE?


Yes. Substantially the same proposal was presented at the last two years' annual meetings and each time received less than 15% of the votes cast.


WHAT IS THE COMPANY'S POSITION REGARDING EQUAL OPPORTUNITY LAWS?

We are fully committed to complying with all applicable equal employment opportunity laws. Moreover, behavior of all of our associates is governed by our Code of Ethics. This Code of Ethics requires that our associates treat everyone with respect and that our work environment be free from discrimination and harassment based on race, color, religion, gender, national origin, age or disability.

DO HOME DEPOT'S POLICIES PROMOTE DIVERSITY AMONG ITS ASSOCIATES?

We are continually developing and implementing programs that promote diversity. For example, by the end of 2000, over 30,000 of our managers will have attended a two-day diversity training seminar. Not only is hiring and promoting associates from a variety of backgrounds essential to ensuring that we have the strongest workforce possible, but it is also good business to attract and retain associates who reflect the differences in the communities we serve. We are proud of our record in recruiting and promoting minorities and women.

WHY DOES THE COMPANY OPPOSE THIS PROPOSAL?


We believe that this resolution is unnecessary. We release three-year employment data, based on EEO-1 reports and company data, each year in our Social Responsibility Report. This data includes information about the number of minorities and women who hold various positions in our company. By providing historical data for three years, it is easy to track our progress in terms of hiring, retaining and promoting people of diverse backgrounds. In addition, the Social Responsibility Report includes an update on specific company programs promoting diversity.


HOW CAN I RECEIVE INFORMATION ABOUT THE COMPANY'S PROGRAMS PROMOTING DIVERSITY?

You can obtain a copy of our 1999 Social Responsibility Report at the annual stockholders' meeting, at our Internet site, www.homedepot.com, or by writing:
Community Affairs, The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, GA
30339.





                       WE RECOMMEND THAT YOU VOTE AGAINST
                    THE ADOPTION OF THIS STOCKHOLDER PROPOSAL

                             STOCKHOLDER PROPOSAL B
                           (Item 5 on the proxy card)

We have been notified that this proposal will be presented for consideration at the meeting:





RESOLVED: RECOMMEND SIMPLE-MAJORITY VOTE

Recommend reinstate simple majority vote on all issues subject to shareholder vote. This includes deleting Home Depot (HD) requirements for greater than a majority shareholder vote. This includes requiring that any future super-majority proposal be put to shareholder vote -- as a separate resolution.


         SUPPORTING STATEMENT:

WHY ADOPT SIMPLE-MAJORITY VOTE?

- Simple-majority resolutions won 54% APPROVAL from shareholders in 1999 -- Investor Responsibility Research Center's Corporate Governance Bulletin, April-June 1999.

SUPER-MAJORITY REQUIREMENTS ARE WIDELY OPPOSED:

- The bi-partisan National Conference of State Legislatures urged States to ban super-majority rules.
- Major professionally-managed funds, including those holding substantial HD stock, declare that super-majority rules are not in the best interest of shareholders.
- Simple-majority vote proponents said that super-majority vote requirements may devaluate the stock.

WHAT INCENTIVE IS THERE FOR GOOD CORPORATE GOVERNANCE -- HIGHLIGHTED BY SIMPLE-MAJORITY VOTE?

         50 institutional investors, managing $840-million, told McKinsey & Co. they would pay an 11%-average stock premium for companies with good governance practices.

         Why the big jump? Some investors said that good governance will boost long-term performance. Others said good governance decreases the risk of bad news -- and when trouble occurs, good-governance companies rebound faster. (Business Week, Sept. 15, 1997)

         Home Depot needs to adopt simple-majority vote as a step toward competitive corporate governance. SIMPLE-MAJORITY VOTE CAN BE A KEY STEP IN MAINTAINING HOME DEPOT'S EXTRAORDINARY HIGH STOCK PRICE -- COMPARED TO MANY STOCK-PRICE RATIOS. HD stock nearly quadrupled in 3 years. So it's worth wondering if HD stock is getting ahead of itself, said Online Investor, Oct. 6, 1999.

         Competitive corporate governance at HD is particularly important due to the extent of HD governance practices that are opposed by institutional shareholders and independent proxy advisory services. The following Home Depot practices are not in the best interest of shareholders according to many institutional shareholders. Institutions own 63% of Home Depot stock.

         -        No annual election of all directors.
A resolution to remedy this received 43% shareholder approval in 1999.


         - 70% of HD directors are not independent. Source: Investor Responsibility Research Center, May 1999.


         A resolution to remedy this received 32% shareholder approval in 1999.


         Arguably these resolutions would have received significantly higher approval if the proponents had an equal opportunity to communicate with shareholders as management does.

         -        With 70% of HD directors not independent:
40% of HD directors are management - yet directors must monitor management. 30% of remaining HD directors have additional financial links to the company.


         The final 30% of HD directors have major flaws in proponent's opinion:


1)  Mr. Cox has been a director for 22 years, nearly 1/2 his life.
    The only businesses qualification listed is chairman of a private company. The CalPERS $150-billion fund argued that directors who stay for a decade should not be considered independent.

2)  Ms. Hill owns no stock.
    With zero stock ownership - directors do not think like stockholders.


3) Mr. Clendenin is over-extended with 8 outside boards seats and...
    Further over-extended with seats on all 3 key HD board committees in proponent's opinion.


         Additional questionable corporate practices include:

         -        Directors with divided loyalty sit on key committees.


All members of a board's audit, nominating and compensation committees should be independent. Source: The Council of Institutional Investors Shareholder Bill of Rights (http://www.cii.org).


         -        No cumulative voting.

         -        No confidential voting.

         - Management can personally telephone shareholders and ask them to change their vote.

         A respected proxy advisory service said the super-majority votes serve to lock in provisions that are harmful to shareholders. Super-majority may entrench management by preventing action that may benefit shareholders.


         To maintaining Home Depot's extraordinary high stock price:


                           ADOPT SIMPLE-MAJORITY VOTE
                                    YES ON 5


Promptly upon receipt of an oral or written request, we will provide you with the name and address of each proponent and the number of shares of stock held by each proponent.

                   COMPANY RESPONSE TO STOCKHOLDER PROPOSAL B


WHAT IS THE RECOMMENDATION OF THE COMPANY?

THE COMPANY RECOMMENDS THAT YOU VOTE AGAINST THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

WHAT DOES IT MEAN TO REQUIRE A SIMPLE-MAJORITY OR SUPER-MAJORITY VOTE?

Most proposals submitted to a vote of our stockholders, whether submitted by management or a stockholder, currently require a vote of a majority of the shares present at the meeting, whether in person or by proxy. This is referred to as a simple-majority vote. Our Certificate of Incorporation contains provisions requiring that 80% of our outstanding shares, whether present at a meeting or not, must approve a limited number of significant changes involving the Company, such as a merger or dissolution, or changes to stockholders' voting rights. This is called a super-majority vote.

WHY IS SUPER-MAJORITY VOTING SOMETIMES PREFERABLE TO SIMPLE-MAJORITY VOTING?


Super-majority voting makes it more difficult for a small number of self-interested stockholders to take actions that benefit them, but that may not treat other stockholders fairly or equally. These provisions are intended to encourage people who support a transaction or significant amendment to the Certificate of Incorporation to negotiate with the Board to reach terms that are fair and in the best interest of all stockholders. Similar provisions are included in the governing documents of many public companies.


DOES OUR BOARD FOLLOW BEST PRACTICES FOR CORPORATE GOVERNANCE?


Our Board is committed to implementing the absolute best practices in the area of corporate governance. These practices include:

  - requiring a majority of the Board to be independent;

  - encouraging probing, open discussions about the important issues facing the Company; and

  - having only independent directors on the Audit and Compensation Committees of our Board.


HAS THE COMPANY BEEN RECOGNIZED FOR ITS CORPORATE GOVERNANCE PRACTICES?

Yes. Our Board was named one of the top ten boards in Business Week's report on corporate governance published on January 24, 2000, based on accountability to stockholders, quality of directors, independence and corporate performance.

IS A MAJORITY OF THE BOARD OF DIRECTORS INDEPENDENT?

Yes. Our By-laws require that a majority of our Board be composed of directors who are not employees and who do not have other significant relationships with the Company.

WOULD APPROVAL OF THIS PROPOSAL AUTOMATICALLY ELIMINATE SUPER-MAJORITY VOTING REQUIREMENTS?

This proposal is a suggestion that, if approved, would recommend that the Board take action. To make the proposed changes, both the Board and the stockholders would have to act. Delaware law requires that a board recommend that the stockholders approve changes to a company's certificate of incorporation before the stockholders vote on the proposed changes. While the Board would consider the proposed amendments, its fiduciary duties require that the Board could only approve and recommend the amendments required by this proposal if it believes they are in the best interest of the Company and its stockholders. If the Board were to approve the amendments, stockholders owning 80% of the Company's outstanding shares would generally have to vote to approve them.




                       WE RECOMMEND THAT YOU VOTE AGAINST
                   THE ADOPTION OF THIS STOCKHOLDER PROPOSAL

EXECUTIVE COMPENSATION

         The following tables discuss the compensation earned by our Chief Executive Officer and the four other most highly compensated executive officers in fiscal years 1999, 1998 and 1997:


------------------------------------------------------------------------------------------------------------------------
                                         SUMMARY COMPENSATION TABLE
                                                                                          Long Term
                                                      Annual Compensation               Compensation
                                                      -------------------                   Awards
                                                                                          ----------
                                                                                          Securities       All Other
                                                                         Other Annual     Underlying    Compensation(2)
                                       Fiscal      Salary       Bonus    Compensation    Options(1)          ($)
Name and Principal Position             Year         ($)         ($)          ($)            (#)              ---
---------------------------             ----         ---         ---          ---            ---
Bernard Marcus                          1999        900,000   2,000,000     60,652(3)           --          171,558
  Chairman of the Board                 1998        900,000   2,000,000      4,263              --          163,517
                                        1997        799,615   2,000,000      3,788              --          145,698

Arthur M. Blank                         1999        980,769   3,000,000    104,984(3)           --          212,063
  President and Chief Executive         1998        900,000   2,000,000      5,972              --          210,462
  Officer                               1997        799,615   2,000,000      6,550              --           24,025

Ronald M. Brill                         1999        500,000     364,800      7,464          40,137           33,242
  Executive Vice President              1998        500,000     364,800      3,340          34,695           31,644
  and Chief Administrative Officer      1997        500,000     348,000      5,839          38,160           15,504

Dennis J. Carey                         1999        495,192     364,800        215          70,137            5,750
 Executive Vice President and           1998        328,846     346,560         --         422,475            3,576
 Chief Financial Officer                1997             --          --         --              --               --

David Suliteanu                         1999        513,115     359,316         --          20,637            8,740
 Group President --                     1998        403,846     368,200         --         154,410            2,314
 Diversified Businesses                 1997             --          --         --              --               --
------------------------------------------------------------------------------------------------------------------------


(1) Share amounts have been adjusted for a three-for-two stock split effected in the form of a stock dividend on July 3, 1997, a two-for-one stock split effected in the form of a stock dividend on July 2, 1998, and a three-for-two stock split effected in the form of a stock dividend on December 30, 1999. Neither Mr. Marcus nor Mr. Blank participates in any of the Company's stock option plans.

(2)  "All other compensation" consists of:


    - Matching contributions under the 401(k) component of our FutureBuilder plan;

    - Allocations of common stock under the ESOP component of our FutureBuilder plan;

    - Allocations of "stock units" under 401(k) and ESOP restoration plan valued based on the market value of our common stock on the day such amounts were credited to the participants' accounts; and

    -   Payment of annual life insurance premiums.


    The following table shows the amount of each category of "all other compensation" received by each of the named individuals:


              --------------------------------------------------------------------------------------------
                                                                          ALLOCATION
                                          401(K)                            UNDER
                                         MATCHING          ESOP           RESTORATION          INSURANCE
                     NAME              CONTRIBUTION     ALLOCATION           PLAN               PREMIUMS
              --------------------------------------------------------------------------------------------
              Bernard Marcus          $5,600            $1,232            $28,896             $135,830
              --------------------------------------------------------------------------------------------
              Arthur M. Blank         $5,600            $1,232            $28,896             $176,335
              --------------------------------------------------------------------------------------------
              Ronald M. Brill         $5,600            $1,232            $23,595             $  2,815
              --------------------------------------------------------------------------------------------
              Dennis J. Carey             --                --                 --             $  5,750
              --------------------------------------------------------------------------------------------
              David Suliteanu          $5,600                --                 --            $  3,140
              --------------------------------------------------------------------------------------------



(3) "Other annual compensation" includes the benefit for personal use of airplanes owned by the Company in the amount of $31,021 for Mr. Marcus and $72,081 for Mr. Blank.

-----------------------------------------------------------------------------------------------------------------------
                                             OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                      Potential
                                                                                                  Realizable Value
                                                                                                  at Assumed Annual
                              Number of      % of Total                                             Rate of Stock
                             Securities        Options                                           Price Appreciation
                             Underlying      Granted to                                           for Option Term
                              Options       Employees in     Exercise or                             (10)Years*
                              Granted           Fiscal        Base Price      Expiration            -----------
        Name                    (#)            Year (%)         ($/Sh)           Date           5%($)          10%($)
        ----                 ---------         --------         ------           ----           -----          ------
Bernard Marcus                    --              --                --               --             --               --
Arthur M. Blank                   --              --                --               --             --               --
Ronald M. Brill*              25,137             .17           37.9167          2/11/09        599,407        1,519,015
                              15,000             .10           37.2917          8/08/09        351,788          891,500
Dennis J. Carey*              70,137             .50           37.9167          2/11/09      1,672,459        4,238,341
David Suliteanu*              20,637             .14           37.9167          2/11/09        492,102        1,247,083
-----------------------------------------------------------------------------------------------------------------------


*  These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on future performance of our stock. There can be no assurance that the amounts reflected in these columns will be achieved or, if achieved, will exist at the time of any option exercise.
----------------------------------------------------------------------------------------------------------------------
                            AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND
                                         FISCAL YEAR-END OPTION VALUES

                                                             Number of Securities
                                                                  Underlying                Value of Unexercised
                                                             Unexercised Options            In-the-Money Options
                                                            at Fiscal Year-End (#)         at Fiscal Year-End ($)
                                                            ----------------------         ----------------------
                               Shares          Value
                            Acquired on      Realized
Name                        Exercise (#)        ($)         Exercisable   Unexercisable    Exercisable   Unexercisable
----------------------------------------------------------------------------------------------------------------------
Bernard Marcus                    --                --             --             --               --             --
Arthur M. Blank                   --                --             --             --               --             --
Ronald M. Brill               52,500         2,016,141        741,967        258,407       35,419,279     10,297,966
Dennis J. Carey                   --                --          1,068        491,544           34,443     14,832,382
David Suliteanu                   --                --          1,102        173,945           36,366      5,424,610
----------------------------------------------------------------------------------------------------------------------

                         COMPENSATION COMMITTEE REPORT

         Filings made by companies with the Securities and Exchange Commission sometimes "incorporate information by reference." This means the Company is referring you to information that has been previously filed with the SEC and that this information should be considered as part of the filing you are reading. The Compensation Committee Report and Stock Performance Graph in this proxy statement are not incorporated by reference into any other filings with the SEC.

         The Compensation and Stock Option Committees of the Board of Directors have furnished the following report on executive compensation:

WHAT ARE THE COMPONENTS OF EXECUTIVE COMPENSATION?

Our compensation program for executives consists of three key elements:

-   Annual base salary
-   Performance based annual bonus
-   Long-term stock incentive compensation

WHAT IS THE PHILOSOPHY OF EXECUTIVE COMPENSATION?

We have a "pay for performance" philosophy, which rewards executives for long-term strategic management and enhancement of stockholder value. This philosophy is implemented by setting base salaries near retail industry averages. Annual performance-based bonuses and long-term stock incentive awards make it possible for total executive compensation packages to exceed retail industry averages.

We believe it is important for our executives to have ownership incentives in our company and to operate in an environment that measures rewards against personal and Home Depot goals. We believe this philosophy attracts, retains and motivates key executives critical to the long-term success of our company.

HOW ARE THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER COMPENSATED?

Mr. Marcus received a base salary of $900,000 in fiscal 1999, and Mr. Blank received a base salary of $980,769 in fiscal 1999. These annual base salaries were approximately 31% and 25% of the total cash compensation paid to Mr. Marcus and Mr. Blank, respectively, in fiscal 1999. The base salaries paid to Mr. Marcus and Mr. Blank were determined in 1998 primarily based on the performance of the Company.

The Compensation Committee increased Mr. Blank's base salary to $1,000,000 effective in April 1999, in recognition of his contributions and his assumption of additional responsibilities since becoming Chief Executive Officer of the Company in May 1997. Under Mr. Blank's leadership, the Company continues to set the industry's standards in satisfying customers, in penetrating new markets (both in geography and business segments) and in cultivating those who will carry on his visions. Mr. Blank's leadership has driven the Company to superior performance (sales increased 27% and net earnings increased 44% in fiscal 1999 compared to fiscal 1998). In determining Mr. Blank's salary, the Compensation Committee also considered the salaries paid to chief executive officers of comparable companies.

Mr. Marcus received a $2,000,000 cash bonus for fiscal 1999 and Mr. Blank received a $3,000,000 cash bonus for fiscal 1999 under the Senior Officers' Bonus Pool Plan. This plan pays total bonuses equal to 10% of the Company's earnings in excess of a threshold amount. The maximum amount payable to a participant under the plan for any one fiscal year is $4,000,000. For fiscal 1999, the threshold amount was $1.614 billion, which is approximately equal to Home Depot's net earnings for fiscal 1998. In fiscal 1999, Home Depot's earnings exceeded the threshold amount and, accordingly, bonuses were paid.

Messrs. Marcus and Blank do not receive annual stock option grants under any Home Depot plan. As founders of Home Depot, both Mr. Marcus and Mr. Blank have substantial holdings of Home Depot common stock. The Compensation Committee believes that these existing stock holdings provide them with the ownership incentives that are incorporated into the Company's compensation philosophy.

HOW ARE OTHER EXECUTIVE OFFICERS COMPENSATED?

In setting all other executive officer annual salaries, the Compensation Committee reviews an annual salary plan recommended by the Chairman and CEO. The annual salary plan is based on numerous subjective factors which include performance, merit increases and responsibility levels.

All executive officers (other than the Chairman and CEO) participate in the officers' bonus plans. Under these plans, officers are eligible to earn a bonus up to an established percent of their annual base salary, depending on the Company's performance relative to criteria such as gross margin, return on investment, return on assets and sales target levels. The exact objective criteria employed depend on the officer's responsibilities. Performance criteria may be computed by various methods depending on the Compensation Committee's assessment of the best match between job duties and performance criteria. During fiscal 1999, based upon these objective performance assessments, the named executive officers other than the Chairman and CEO were awarded bonuses as reflected in the Summary Compensation Table contained elsewhere in this proxy statement.

The Compensation Committee believes that disclosure of actual targets under these plans could adversely affect the Company since, among other things, such projections are not publicly disclosed and could place the Company at a competitive disadvantage with respect to hiring and retaining key employees. Disclosure could potentially expose the Company to claims by third parties based on the projections, especially because these projections are not intended as a predictor of future performance.

A large portion of the executive officers' total compensation is tied to stock performance, more closely aligning their interests with the long-term interests of stockholders. This is accomplished through our Omnibus Stock Incentive Plan. Stock options are granted to all executive officers, excluding both the Chairman and CEO, to purchase stock at the then current market price. The stock option grant size is determined by the Compensation Committee and the Stock Option Committee and is based on the individual's position within the Company, job performance, future potential, awards made to executives at comparable companies and other factors.

Job performance is based on reviews compiled by one or more of the officers to whom an officer reports and such officer's perceived relative performance and abilities when compared with other associates of the Company. Stock options are typically exercisable at a rate of 25% per year commencing on the first or second year after the date of grant depending on the type of stock option granted. Stock options are typically exercisable for ten years after the date of grant.

DOES THE COMPENSATION COMMITTEE COMPARE COMPANY SALARIES TO OTHER COMPANIES?

Salaries are based on the Compensation Committee's assessment of each officer's past performance and the expectation for future contributions in leading the Company. In addition, the Compensation Committee reviews compensation data for the retail industry and other companies similar in size. This review is not done scientifically. The Compensation Committee uses other company compensation data for informational purposes only, but also considers subjective factors relating to the differences between companies.

HOW ARE LIMITATIONS ON THE DEDUCTIBILITY OF COMPENSATION HANDLED?

Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation paid by publicly held corporations to $1 million per employee. The $1 million limitation generally does not apply to compensation based on performance goals if certain requirements are met. The Company believes its Senior Officers' Bonus Pool Plan and Executive Officers' Bonus Plan each satisfy Section 162(m). As a result, the Company believes that the compensation paid under these plans is not subject to limits on deductibility. However, there can be no assurance that the Internal Revenue Service would reach the same conclusion.

WHO PREPARED THIS REPORT?

This report has been furnished by the members of the following committees:

Compensation Committee:
       -   Frank Borman, Chair
       -   John L. Clendenin
       -   Berry R. Cox
       -   William S. Davila

Stock Option Committee:
       -   Bernard Marcus, Chair
       -   Arthur M. Blank
       -   Kenneth G. Langone

                            STOCK PERFORMANCE GRAPH

This graph compares our total stockholder returns (assuming reinvestment of dividends), the Standard & Poor's 500 Composite Stock Index, and our industry peer group as compiled by the S&P Retail Composite. The graph assumes $100 invested at the per share closing price of the common stock of The Home Depot and of each of the other indices on the New York Stock Exchange on January 29, 1995.



                                    [GRAPH]





                         01/29/1995      01/28/1996      02/02/1997     02/01/1998    01/31/1999      01/30/2000
                         ----------      ----------      ----------     ----------    ----------      ----------
HD                         $100.00         $ 94.50         $103.66        $190.05       $380.10         $524.21
S&P 500                    $100.00         $132.15         $167.13        $208.40       $272.04         $289.16
S&P Retail Composite       $100.00         $103.00         $124.55        $182.74       $297.45         $293.38

                                STOCK OWNERSHIP


         This table shows how much of our common stock is owned by directors, executive officers and owners of more than 5% of our outstanding common stock as of April 3, 2000.



     ---------------------------------------------------------------------------------------------------------------
     NAME OF BENEFICIAL OWNER                                               SHARES          RIGHT TO      PERCENT OF
     (AND ADDRESS IF BENEFICIAL OWNERSHIP EXCEEDS 5%)                      OWNED(1)        ACQUIRE(2)       CLASS
     ------------------------------------------------                     ----------       -----------    ---------
     Bernard Marcus(3)                                                    61,166,102               0            2.6
     Arthur M. Blank(4)                                                   34,796,756               0            1.5
     Kenneth G. Langone(5)                                                18,001,393               0              *
     Milledge A. Hart, III(6)                                              4,393,379               0              *
     Berry R. Cox                                                          3,692,018               0              *
     Ronald M. Brill(7)                                                    1,532,181         829,218              *
     Frank Borman(8)                                                         699,678               0              *
     William S. Davila                                                        12,010               0              *
     M. Faye Wilson                                                            1,122          69,261              *
     Bonnie G. Hill                                                              510               0              *
     John L. Clendenin                                                         9,986          22,500              *
     Dennis J. Carey                                                              56         107,346              *
     David Suliteanu                                                             969          40,364              *
     Directors and executive officers as a group                         125,436,460       3,450,286            5.6
     (24 people)(9)
     FMR Corp.(10)                                                       141,957,404               0            6.1
     ---------------------------------------------------------------------------------------------------------------


     *Less than one percent.

(1) These amounts include shares for which the named person has sole voting and investment power or shares such powers with his or her spouse. They also include shares credited to the named person's account under our FutureBuilder plan, in the following amounts:


          -    Mr. Marcus -      36,530 shares
          -    Mr. Blank -       34,610 shares
          -    Mr. Brill -       32,916 shares
          -    Dennis J. Carey -     56  shares
          -    David Suliteanu -    369  shares
          - All directors and executive officers as a group (24 people) - 230,967 shares


(2) These amounts reflect shares that could be purchased by exercise of stock options as of April 3, 2000, or by June 2, 2000, under the Company's stock incentive plans.

(3) These amounts include the following shares for which Mr. Marcus may be deemed to have shared voting and investment power, but disclaims beneficial ownership:

          - 592,002 shares held by Mr. Marcus' wife as trustee of a trust for his children
          - 724,357 shares held by charitable organizations of which Mr. Marcus serves as a director.


(4) These amounts include 2,051,500 shares held by two private charitable trusts for which Mr. Blank may be deemed to have shared voting and investment power. These amounts also include 136,000 shares held by a private foundation for which Mr. Blank has sole voting and investment power, but disclaims beneficial ownership. These amounts do not include the following shares for which Mr. Blank may be deemed to have shared voting and investment power, but disclaims beneficial ownership:

          -    47,295 shares held by Mr. Blank's wife


          - 1,314,072 shares that are held by others as co-trustees for Mr. Blank's children

(5) These amounts do not include 4,120 shares held by Mr. Langone's wife for which Mr. Langone may be deemed to have shared voting and investment power, but disclaims beneficial ownership.


(6) These amounts include 454,918 shares held by a limited partnership whose general partner is a corporation owned by Mr. Hart and his wife.

(7) These amounts include 72,661 shares held by a private charitable trust for which Mr. Brill may be deemed to have shared voting and investment power. They also include 41,850 shares held by a limited partnership whose general partner is controlled by Mr. Brill for which Mr. Brill may be deemed to have shared voting and investment power. These amounts also include 34,200 shares for which Mr. Brill may be deemed to have shared voting and investment power, but disclaims beneficial ownership. They do not include the following shares for which Mr. Brill may be deemed to have shared voting and investment power, but disclaims beneficial ownership:

          -    18,093 shares held by Mr. Brill's wife
          - 196,983 shares that are held by Mr. Brill and his wife as custodians for their children

(8) These amounts include the following shares for which Colonel Borman may be deemed to have shared voting and investment power:


          -    528,958 shares held by a trust
          -    135,900 shares held by a charitable trust


     These amounts also include 24,633 shares held by a private foundation for which Colonel Borman may be deemed to have sole voting and investment power.

(9) These amounts do not include shares that are not included in the amounts set forth for the named individuals, as described in footnotes 1 through 8.

(10) The Schedule 13G/A, filed with the SEC on February 11, 2000 by FMR Corp., 82 Devonshire Street, Boston, Massachusetts 02109, reports beneficial ownership of the following shares as of December 31, 1999:

          -    Fidelity Management & Research Company: 131,278,760 shares
          -    Fidelity Management Trust Company: 9,264,311 shares
          -    Edward C. Johnson, III: 98,661 shares
          -    Fidelity International Limited: 1,315,672 shares

        FMR reports voting power over the following shares:

          -    Sole voting power: 8,711,867 shares
          -    Shared voting power: 0 shares
          -    Sole investment power: 141,957,404 shares
          -    Shared investment power: 0 shares

                                    GENERAL

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of the Compensation Committee were officers or employees of the Company or had any relationship with the Company requiring disclosure under Securities and Exchange Commission regulations.

Bernard Marcus, who is Chairman of the Board of the Company, is a member of the Compensation Committee of the Board of Directors of DBT Online, Inc. Frank Borman, who is Chairman of the Board of DBT Online, Inc., serves on the Company's Compensation Committee.

INSIDER TRANSACTIONS

Kenneth G. Langone, one of our directors, is Chairman of the Board and President of Invemed Associates, Inc. Invemed has provided investment banking consulting services to the Company under a written contract, which provided for the Company to pay Invemed an annual consulting fee of $100,000. Invemed and the Company mutually agreed to cancel the contract effective December 31, 1999. In connection with the Company's offering of $500,000,000 6 1/2% Senior Notes in September 1999, Invemed performed certain investment banking services to the Company for which Invemed received fees of approximately $1,500,000. Mr. Langone is also Chairman and a stockholder of Salem Leasing Corporation. During fiscal 1999, we leased trucks from Salem Leasing, and Salem Leasing received payments of approximately $437,000.

Milledge A. Hart, III, one of our directors, was until 1999 Chairman of the Board and a substantial stockholder of Axon, Inc., a company which provides installed sales services, and is Chairman of Rmax, Inc., a company which sells isocyanurate foam insulation. Axon and Rmax were vendors to the Company in fiscal 1999 for which Axon, Inc. received approximately $489,600 and Rmax, Inc. received approximately $2,295,000. We expect to make purchases from Rmax, Inc. in fiscal 2000.

The Marcus Foundation, of which Bernard Marcus is Chairman, leases office space from the Company. During fiscal 1999, The Marcus Foundation paid the Company $87,259 in rent.


Home Depot has purchase, finance and other transactions and relationships in the normal course of business with companies with which Home Depot directors are associated, but which are not sufficiently significant to be reportable. We believe that all of these transactions and relationships during fiscal 1999 were on terms that were reasonable and competitive. Additional transactions and relationships of this nature may be expected to take place in the ordinary course of business in the future.



COMPLIANCE WITH SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC and the New York Stock Exchange reports of ownership and changes in ownership of the Company's common stock. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to the Company or written representations that no other reports were required, with the exception of Patrick Farrah who filed a Form 3 on a delayed basis, we believe that during fiscal year 1999, all our directors, executive officers and greater than ten percent beneficial owners complied with these requirements.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

KPMG LLP was our auditor during fiscal 1999. Although the Board of Directors has not yet selected auditors for the present fiscal year, it is expected that KPMG LLP will be chosen. A representative of that firm will be present at the annual meeting, will be given an opportunity to make a statement and will be available to respond to appropriate questions.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

SEC rules require us to provide an Annual Report to stockholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended January 30, 2000 (not including documents incorporated by reference), are available without charge to stockholders upon written request to Investor Relations, The Home Depot, Inc., 2455 Paces Ferry Rd., Atlanta, Georgia 30339, by calling (770) 384-4388 or via the Internet at www.homedepot.com.

STOCKHOLDER PROPOSALS

To be considered for inclusion in next year's proxy statement, stockholder proposals must be submitted in writing by December 21, 2000. Any stockholder proposal, including nomination of a director, to be considered at next year's meeting, but not included in the proxy statement, must be submitted in writing by March 2, 2001, or the persons appointed as proxies may exercise their discretionary voting authority with respect to the proposal. All written proposals should be submitted to Lawrence
A. Smith, Corporate Secretary, The Home Depot, Inc., 2455 Paces Ferry Road, Atlanta, Georgia 30339. Our by-laws, which are publicly available through our SEC reports or may be obtained upon request from our Corporate Secretary, state the specific requirements that may be included in any notice of any business to be brought before the meeting.


SOLICITATION BY BOARD; EXPENSES OF SOLICITATION

Our Board of Directors has sent you this Proxy Statement. Our directors, officers and associates may solicit proxies. In addition, we have hired D.F. King & Co., Inc. to assist us in soliciting proxies. We anticipate paying D.F. King a fee of $15,000, plus expenses. We will also reimburse brokers, nominees and fiduciaries to send proxies and proxy materials to our stockholders so they can vote their shares.

                              THE HOME DEPOT, INC.
                       2000 ANNUAL STOCKHOLDERS' MEETING

                                  May 31, 2000
                              Cobb Galleria Centre
                                Atlanta, Georgia
                                   10:00 a.m.






--------------------------------------------------------------------------------
             CONSENT TO OBTAIN FUTURE STOCKHOLDER-RELATED MATERIALS
                       ELECTRONICALLY INSTEAD OF BY MAIL

Home Depot stockholders may elect to receive future materials through the Internet instead of receiving copies through the mail. The Home Depot is offering this service to provide added convenience to its stockholders, to reduce printing and mailing costs and to help preserve our environment.

To take advantage of this option, stockholders must subscribe to an Internet service provider that offers access to the world wide web. Costs normally associated with electronic access, such as usage and telephone charges, will be the responsibility of the stockholder.

TO ELECT THIS OPTION, GO TO THE WEBSITE HTTP://WWW.ECONSENT.COM/HD/. You will be asked to enter your account number, found on your DepotDirect statement or on a dividend check. Stockholders who elect this option will be notified each year by e-mail how to access the proxy materials and how to vote their shares on the Internet.

If you consent to receive the Company's future stockholder-related materials electronically, your consent will remain in effect unless it is withdrawn by calling, writing or e-mailing our Transfer Agent, c/o EquiServe, at 1-800-577-0177; P.O. Box 8038, Boston, MA 02266-8038; www.equiserve.com. Also, if while this consent is in effect you decide you would like to receive a hard copy of the proxy materials, you may call, write or e-mail our Transfer Agent.

      You may access The Home Depot annual report and proxy statement at:
                            WWW.HOMEDEPOT.COM/PROXY

If you vote by telephone or Internet, please do not mail back your proxy card.
                                                --- Detach here if mailing ---
--------------------------------------------------------------------------------
                           PROXY/VOTING INSTRUCTIONS

                              THE HOME DEPOT, INC.

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
                ANNUAL MEETING OF STOCKHOLDERS ON MAY 31, 2000.


The undersigned stockholder hereby appoints BERNARD MARCUS, ARTHUR M. BLANK and RONALD M. BRILL, and each of them, attorneys and proxies for the undersigned with full power of substitution, to act and vote, with the powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of The Home Depot, Inc., to be held at the Cobb Galleria Centre, Atlanta, Georgia, on Wednesday, May 31, 2000, at 10:00 a.m. and any adjournments or postponements thereof, as directed on the reverse side, with respect to the matters set forth on the reverse side and with discretionary authority on all other matters that come before the meeting, all as more fully described in the proxy statement received by the undersigned stockholder. If no direction is made, the proxy will be voted "FOR" the approval of item number 1, the election of Frank Borman and Berry R. Cox, "FOR" the approval of item number 2, "FOR" the approval of item number 3, "AGAINST" the approval of item number 4 and "AGAINST" the approval of item number 5 and in accordance with the recommendations of the Board of Directors.



Participants in the Company's 401(k) plan, FutureBuilder, may vote their proportionate share of The Home Depot, Inc. common stock held in the plan, by signing and returning this card. By doing so, you are instructing the trustee to vote all of your shares at the meeting and at any adjournment, as you have indicated on the reverse side of this card with respect to Proposals 1-6. If this card is signed and returned without voting instructions, the shares represented by this proxy will be voted by the plan trustee as indicated in the preceding paragraph. If this card is not returned or is returned unsigned, shares will be voted by the plan trustee in the same proportion as the shares for which voting instructions are received from other participants in the plan.


SEE REVERSE         UNLESS VOTING ELECTRONICALLY OR BY PHONE,        SEE REVERSE
   SIDE    PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE     SIDE

[THE HOME DEPOT LOGO]
THE HOME DEPOT, INC.                                             ADMISSION CARD
2455 PACES FERRY ROAD
ATLANTA, GEORGIA 30339-4024


                THE HOME DEPOT, INC.
         2000 ANNUAL STOCKHOLDERS' MEETING


                      (Please detach card at perforation)
--------------------------------------------------------------------------------

                         VOTE BY TELEPHONE OR INTERNET
             QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY *
                7 DAYS/WEEK UNTIL 10:00 A.M., E.T., MAY 31, 2000

The Home Depot, Inc. encourages you to take advantage of two cost-effective and convenient ways to vote your shares. You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote authorizes you to vote your shares in the same manner as if you marked, signed and returned your proxy card.

TO VOTE BY TELEPHONE:  CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-877-PRX-VOTE
                       (1-877-779-8683) ANYTIME (THERE IS NO CHARGE TO YOU FOR THIS CALL) OR CALL COLLECT ON A TOUCH-TONE TELEPHONE 1-201-536-8073. You will be asked to enter the 14-digit voter control number located above your name and address in the lower left corner of this form. Then simply follow the instructions.

                                       OR

TO VOTE BY INTERNET:   POINT YOUR BROWSER TO THE WEB ADDRESS:
                       HTTP://WWW.EPROXYVOTE.COM/HD
                       You will be asked to enter the 14-digit voter control number located above your name and address in the lower left corner of this form. Then simply follow the instructions. You may also indicate if you would be interested in receiving future proxy materials via the Internet.

                                       OR

TO VOTE BY MAIL:       Simply mark, sign and date your proxy card and return it
                       in the enclosed postage-paid envelope.

IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

Our annual report is mailed to every account of record. If you would like to receive future stockholder materials electronically, please read the information on the reverse side.

                          -- DETACH PROXY CARD HERE --
--------------------------------------------------------------------------------

[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

UNLESS VOTING ELECTRONICALLY OR BY PHONE, PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3 AND AGAINST ITEMS
                                   4 AND 5.


DISCONTINUE DUPLICATE ANNUAL REPORT [ ]

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW [ ]


1.  Election of Directors:
    Nominees:  (01) Frank Borman, (02) Berry R. Cox
               FOR         WITHHELD
               [ ]           [ ]


For all nominees except as noted below
[ ]___________________________________

                                                   FOR   AGAINST  ABSTAIN
2.  Approval of an amendment to the                [ ]     [ ]      [ ]
    Company's Certificate of Incorporation
    to increase the number of authorized
    shares.

3.  Approval of an amendment to the Company's
    Certificate of Incorporation to declassify     [ ]     [ ]      [ ]
    the Board of Directors.

4.  Approval of Stockholder Proposal               [ ]     [ ]      [ ]
    relating to a report on certain
    employment matters.


5.  Approval of Stockholder Proposal               [ ]     [ ]      [ ]
    relating to simple-majority voting.

                   Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Signature(s)_________________________________________  Date ____________________

Signature(s)_________________________________________  Date ____________________

               PLEASE SIGN THIS PROXY AS NAME(S) APPEAR(S) ABOVE.